AMENDED AND RESTATED BYLAWS

                                OF

                   UNITED COMMUNITY BANKS, INC.
                     (A Georgia Corporation)

                     AS OF SEPTEMBER 12, 1997

                   AMENDED AND RESTATED BYLAWS

                                OF

                   UNITED COMMUNITY BANKS, INC.
                     (A GEORGIA CORPORATION)

                        TABLE OF CONTENTS
                                                                          Page

ARTICLE ONE OFFICE. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1

  1.1 Registered Office and Agent . . . . . . . . . . . . . . . . . . . . .  1
  1.2 Other Offices . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1

ARTICLE TWO STOCKHOLDERS' MEETING . . . . . . . . . . . . . . . . . . . . .  1

  2.1 Place of Meetings . . . . . . . . . . . . . . . . . . . . . . . . . .  1
  2.2 Annual Meetings   . . . . . . . . . . . . . . . . . . . . . . . . . .  1
  2.3 Special Meetings  . . . . . . . . . . . . . . . . . . . . . . . . . .  2
  2.4 Notice of Meetings. . . . . . . . . . . . . . . . . . . . . . . . . .  2
  2.5 Waiver of Notice  . . . . . . . . . . . . . . . . . . . . . . . . . .  2
  2.6 Quorum; Vote Required to Act. . . . . . . . . . . . . . . . . . . . .  2
  2.7 Voting of Shares  . . . . . . . . . . . . . . . . . . . . . . . . . .  3
  2.8 Proxies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
  2.9 Presiding Officer . . . . . . . . . . . . . . . . . . . . . . . . . .  3
  2.10 Adjournments . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
  2.11 Conduct of the Meeting . . . . . . . . . . . . . . . . . . . . . . .  3
  2.12 Action of Stockholders Without a Meeting . . . . . . . . . . . . . .  3
  2.13 Matters Considered at Annual Meetings. . . . . . . . . . . . . . . .  4

ARTICLE THREE BOARD OF DIRECTORS  . . . . . . . . . . . . . . . . . . . . .  4

  3.1 General Powers. . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
  3.2 Number, Election and Term of Office . . . . . . . . . . . . . . . . .  4
  3.3 Removal of Directors. . . . . . . . . . . . . . . . . . . . . . . . .  5
  3.4 Vacancies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
  3.5 Compensation  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
  3.6 Committees of the Board of Directors. . . . . . . . . . . . . . . . .  5
  3.7 Qualification of Directors. . . . . . . . . . . . . . . . . . . . . .  5

ARTICLE FOUR MEETING OF THE BOARD OF DIRECTORS. . . . . . . . . . . . . . .  5

  4.1 Regular Meetings. . . . . . . . . . . . . . . . . . . . . . . . . . .  5
  4.2 Chairman of the Board . . . . . . . . . . . . . . . . . . . . . . . .  5
  4.3 Special Meetings. . . . . . . . . . . . . . . . . . . . . . . . . . .  6
  4.4 Place of Meetings . . . . . . . . . . . . . . . . . . . . . . . . . .  6
  4.5 Notice of Meetings. . . . . . . . . . . . . . . . . . . . . . . . . .  6
  4.6 Quorum  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
  4.7 Vote Required for Action. . . . . . . . . . . . . . . . . . . . . . .  6
  4.8 Participation by Conference Telephone . . . . . . . . . . . . . . . .  6
  4.9 Action by Directors Without a Meeting . . . . . . . . . . . . . . . .  6
  4.10 Adjournments . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
  4.11 Waiver of Notice . . . . . . . . . . . . . . . . . . . . . . . . . .  7

ARTICLE FIVE OFFICERS . . . . . . . . . . . . . . . . . . . . . . . . . . .  7

  5.1 Officers. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
  5.2 Term  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
  5.3 Compensation. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
  5.4 Removal . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
  5.5 Chairman of the Board . . . . . . . . . . . . . . . . . . . . . . . .  8
  5.6 Chief Executive Officer . . . . . . . . . . . . . . . . . . . . . . .  8
  5.7 President . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
  5.8 Chief Financial Officer . . . . . . . . . . . . . . . . . . . . . . .  8
  5.9 Vice President. . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
  5.10 Secretary  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
  5.11 Treasurer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9

ARTICLE SIX DISTRIBUTIONS AND DIVIDENDS . . . . . . . . . . . . . . . . . .  9

ARTICLE SEVEN SHARES. . . . . . . . . . . . . . . . . . . . . . . . . . . . 10

  7.1 Share Certificates . . . . . . . . . . . . . . . . . . . . . . . . .  10
  7.2 Rights of Corporation with Respect to Registered Owners  . . . . . .  10
  7.3 Transfers of Shares  . . . . . . . . . . . . . . . . . . . . . . . .  10
  7.4 Duty of Corporation to Register Transfer . . . . . . . . . . . . . .  10
  7.5 Lost, Stolen, or Destroyed Certificates  . . . . . . . . . . . . . .  10
  7.6 Fixing of Record Date  . . . . . . . . . . . . . . . . . . . . . . .  11
  7.7 Record Date if None Fixed. . . . . . . . . . . . . . . . . . . . . .  11

ARTICLE EIGHT INDEMNIFICATION . . . . . . . . . . . . . . . . . . . . . . . 11

  8.1 Action by Persons other than the Corporation . . . . . . . . . . . .  11
  8.2 Actions By or in the Name of the Corporation . . . . . . . . . . . .  11
  8.3 Successful Defense . . . . . . . . . . . . . . . . . . . . . . . . .  12
  8.4 Authorization of Indemnification . . . . . . . . . . . . . . . . . .  12
  8.5 Prepayment of Expenses . . . . . . . . . . . . . . . . . . . . . . .  12
  8.6 Non-Exclusive Right  . . . . . . . . . . . . . . . . . . . . . . . .  12
  8.7 Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
  8.8 Constituent Corporations to Merger . . . . . . . . . . . . . . . . .  13
  8.9 Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
  8.10 Continuation of Indemnification . . . . . . . . . . . . . . . . . .  13
  8.11 Changes in Law  . . . . . . . . . . . . . . . . . . . . . . . . . .  13
  8.12 Other Permitted Indemnification . . . . . . . . . . . . . . . . . .  13
  8.13 Amendment . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
  8.14 Severability  . . . . . . . . . . . . . . . . . . . . . . . . . . .  14

ARTICLE NINE MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . . 15

  9.1 Inspection of Books and Records. . . . . . . . . . . . . . . . . . .  15
  9.2 Fiscal Year  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
  9.3 Corporate Seal . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
  9.4 Notice . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

ARTICLE TEN AMENDMENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . 16

                          AMENDED AND RESTATED BYLAWS

                                      OF

                         UNITED COMMUNITY BANKS, INC.

_______________________________________________________________________________

      References in these Amended and Restated Bylaws to "Articles of Incorporation" are to the Articles of Incorporation of United Community Banks, Inc., a Georgia corporation (the "Corporation"), as amended and restated from time to time.

      All of these Amended and Restated Bylaws are subject to contrary provisions, if any, of the Articles of Incorporation (including provisions designating the preferences, limitations, and relative rights of any class or series of shares), the Georgia Business Corporation Code (the "Code"), and other applicable law, as in effect on and after the effective date of these Bylaws. References in these Bylaws to "Sections" shall refer to sections of the Bylaws, unless otherwise indicated.
_______________________________________________________________________________


                                  ARTICLE ONE

                                    OFFICE

      1.1 REGISTERED OFFICE AND AGENT. The Corporation shall maintain a registered office in the State of Georgia and shall have a registered agent whose business office is the same as the registered office.

      1.2 OTHER OFFICES. The Corporation may also have other offices at such other place or places, both within or without the State of Georgia, as the Board of Directors may from time to time designate or the business of the Corporation requires.

                                  ARTICLE TWO

                            STOCKHOLDERS' MEETINGS

      2.1 PLACE OF MEETINGS. Meetings of the Corporation's stockholders may be held at any location inside or outside the State of Georgia designated by the Board of Directors or any other person or persons who properly call the meeting, or if the Board of Directors or such other person or persons do not specify a location, at the Corporation's principal office.

      2.2 ANNUAL MEETINGS. The Corporation shall hold an annual meeting of stockholders, at a time determined by the Board of Directors, to elect directors and to transact any business that properly may come before the meeting. The annual meeting may be combined with any other meeting of stockholders, whether annual or special.

      2.3 SPECIAL MEETINGS. Special meetings of stockholders may be called at any time by the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the President, or the Chief Financial Officer, and shall be called by the Corporation upon the written request (in compliance with applicable requirements of the Code) of the holders of shares representing twenty-five percent (25%) or more of the votes entitled to be cast on each issue proposed to be considered at the special meeting. The business that may be transacted at any special meeting of stockholders shall be limited to that proposed in the notice of the special meeting given in accordance with Section
2.4 (including related or incidental matters that may be necessary or appropriate to effectuate the proposed business).

      2.4 NOTICE OF MEETINGS. In accordance with Section 9.4 and subject to waiver by a stockholder pursuant to Section 2.5, the Corporation shall give written notice of the date, time, and place of each annual and special stockholders' meeting no fewer than 10 days nor more than 60 days before the meeting date to each stockholder of record entitled to vote at the meeting. The notice of an annual meeting need not state the purpose of the meeting unless these Bylaws require otherwise. The notice of a special meeting shall state the purpose for which the meeting is called. If an annual or special stockholders' meeting is adjourned to a different date, time, or location, the Corporation shall give stockholders notice of the new date, time, or location of the adjourned meeting, unless a quorum of stockholders was present at the meeting and information regarding the adjournment was announced before the meeting was adjourned; provided, however, that if (i) the adjournment is for more than 30 days, or (ii) a new record date is or must be fixed in accordance with Section 7.6, the Corporation must give notice of the adjourned meeting to all stockholders of record as of the new record date who are entitled to vote at the adjourned meeting.

      2.5 WAIVER OF NOTICE. A stockholder may waive any notice required by the Code, the Articles of Incorporation, or these Bylaws, before or after the date and time of the matter to which the notice relates, by delivering to the Corporation a written waiver of notice signed by the stockholder entitled to the notice. In addition, a stockholder's attendance at a meeting shall be
(a) a waiver of objection to lack of notice or defective notice of the meeting unless the stockholder attends the meeting for the express purpose of objecting at the beginning of the meeting, and (b) a waiver of objection to consideration of a particular matter at the meeting that is not within the purpose stated in the meeting notice, unless the stockholder objects to considering the matter when it is presented. Except as otherwise required by the Code, neither the purpose of nor the business transacted at the meeting need be specified in any waiver.

      2.6 QUOROM; VOTE REQUIRED TO ACT. (a) At all meetings of stockholders, stockholders entitled to vote on a matter may take action on the matter only if a quorum exists at the meeting. A quorum at all meetings of stockholders shall consist of the holders of record of a majority of the shares of the capital stock of the Corporation, issued and outstanding, entitled to vote at the meeting, present in person or by proxy, except as otherwise provided by law or the Articles of Incorporation. Once a share is present at any meeting other than for the express purpose of objecting at the beginning of the meeting, the share shall be deemed present for quorum purposes for the remainder of the meeting and for any adjournments of that meeting, unless a new record date for the adjourned meeting is or must be set pursuant to Section 7.6 of these Bylaws.

      (b) Except as provided in Section 3.2, if a quorum exists, action on a matter by the stockholders is approved by the stockholders if the votes cast favoring the action exceed the votes cast opposing the action, unless the Articles of Incorporation or the Code requires a greater number of affirmative votes.

      2.7 VOTING OF SHARES. Unless otherwise required by the Code or the Articles of Incorporation, each outstanding share of any class or series having voting rights shall be entitled to one vote on each matter that is submitted to a vote of stockholders.

      2.8 PROXIES. A stockholder entitled to vote on a matter may vote in person or by proxy pursuant to an appointment executed in writing by the stockholder or by his or her attorney-in-fact. An appointment of a proxy shall be valid for three years from the date of its execution, unless a longer or shorter period is expressly stated in the proxy.

      2.9 PRESIDING OFFICER. Except as otherwise provided in this Section 2.9, the Chairman of the Board, if there be one, and in his or her absence or disability the Chief Executive Officer, if there be one, and in his or her absence or disability the President, and in his or her absence or disability the Chief Financial Officer, if there be one, shall preside at every stockholders' meeting (and any adjournment thereof) as its chairman. If neither the Chairman of the Board, the Chief Executive Officer, the President nor the Chief Financial Officer is present and willing to serve as chairman of the meeting, and if the Chairman of the Board has not designated another person who is present and willing to serve, then a majority of the Corporation's directors present at the meeting shall be entitled to designate a person to serve as chairman. If no director of the Corporation is present at the meeting, or if a majority of the directors who are present cannot be established, then a chairman of the meeting shall be selected by a majority vote of the shares present at the meeting entitled to vote at the meeting.
The chairman of the meeting may designate other persons to assist with the meeting.

      2.10 ADJOURNMENTS. At any meeting of stockholders (including an adjourned meeting), a majority of shares present and entitled to vote at the meeting (whether or not those shares constitute a quorum) may adjourn the meeting. The only business that may be transacted at any reconvened meeting is business that could have been transacted at the meeting that was adjourned, unless further notice of the adjourned meeting has been given in compliance with the requirements for a special meeting that specifies the additional purpose or purposes for which the meeting is called. Nothing contained in this Section 2.10 shall be deemed or otherwise construed to limit any lawful authority of the chairman of a meeting to adjourn the meeting.

      2.11 CONDUCT OF THE MEETING. At any meeting of stockholders, the chairman of the meeting shall be entitled to establish the rules of order governing the conduct of business at the meeting.

      2.12 ACTION OF STOCKHOLDERS WITHOUT A MEETING. Any action required or permitted to be taken at any meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the actions so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, and delivered to the Corporation. Every written consent shall bear the date of signature of each stockholder who signs the consent. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing. Such consent shall have the same force and effect as a majority vote of stockholders.

      2.13 MATTERS CONSIDERED AT ANNUAL MEETINGS. Notwithstanding anything to the contrary in these Bylaws, the only business that may be conducted at an annual meeting of stockholders shall be business brought before the meeting
(a) by or at the direction of the Board of Directors prior to the meeting, (b) by or at the direction of the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, or (c) by a stockholder of the Corporation who is entitled to vote with respect to the business and who complies with the notice procedures set forth in this Section 2.13. For business to be brought properly before an annual meeting by a stockholder, the stockholder must have given timely notice of the business in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered or mailed to and received at the principal offices of the Corporation on or before the later to occur of (i) 14 days prior to the annual meeting or (ii) 5 days after notice of the meeting is provided to the stockholders pursuant to Section 2.4 hereof. A stockholder's notice to the Secretary shall set forth a brief description of each matter of business the stockholder proposes to bring before the meeting and the reasons for conducting that business at the meeting; the name, as it appears on the Corporation's books, and address of the stockholder proposing the business; the series or class and number of shares of the Corporation's capital stock that are beneficially owned by the stockholder; and any material interest of the stockholder in the proposed business. The chairman of the meeting shall have the discretion to declare to the meeting that any business proposed by a stockholder to be considered at the meeting is out of order and that such business shall not be transacted at the meeting if (i) the chairman concludes that the matter has been proposed in a manner inconsistent with this Section
2.13 or (ii) the chairman concludes that the subject matter of the proposed business is inappropriate for consideration by the stockholders at the meeting.


                                 ARTICLE THREE

                              BOARD OF DIRECTORS

      3.1 GENERAL POWERS. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed by, the Board of Directors, subject to any limitation set forth in the Articles of Incorporation, in bylaws approved by the stockholders, or in agreements among all the stockholders that are otherwise lawful.

      3.2 NUMBER, ELECTION AND TERM OF OFFICE. The number of directors of the Corporation shall consist of eight to fourteen persons, until otherwise determined by resolution of the Board of Directors or of the stockholders from time to time; provided that no decrease in the number of directors shall have the effect of shortening the term of an incumbent director. Except as provided elsewhere in this Section 3.2 and in Section 3.4, the directors shall be elected at each annual meeting of stockholders, or at a special meeting of stockholders called for purposes that include the election of directors, by a plurality of the votes cast by the shares entitled to vote and present at the meeting. Except in case of death, resignation, disqualification, or removal, the term of each director shall expire at the next succeeding annual meeting of stockholders. Despite the expiration of a director's term, he or she shall continue to serve until his or her successor, if there is to be any, has been elected and has qualified.

      3.3 REMOVAL OF DIRECTORS. The entire Board of Directors or any individual director may be removed, with or without cause, by the affirmative vote of the holders of a majority of all the shares of stock outstanding and entitled to vote for the election of directors. Removal action may be taken only at a stockholders' meeting for which notice of the removal action has been given. A removed director's successor, if any, may be elected at the same meeting to serve the unexpired term.


      3.4 VACANCIES. A vacancy occurring in the Board of Directors may be filled for the unexpired term, unless the stockholders have elected a successor, by the affirmative vote of a majority of the remaining directors, whether or not the remaining directors constitute a quorum. A vacancy or vacancies in the Board of Directors may result from the death, resignation, disqualification, or removal of any director, or from an increase in the number of directors.

      3.5 COMPENSATION. Directors may receive such compensation for their services as directors as may be fixed by the Board of Directors from time to time. A director may also serve the Corporation in one or more capacities other than that of director and receive compensation for services rendered in those other capacities.

      3.6 COMMITTEES OF THE BOARD OF DIRECTORS. The Board of Directors may designate from among its members an executive committee or one or more other standing or ad hoc committees, each consisting of one or more directors, who serve at the pleasure of the Board of Directors. Subject to the limitations imposed by the Code, each committee shall have the authority set forth in the resolution establishing the committee or in any other resolution of the Board of Directors specifying, enlarging, or limiting the authority of the committee.

      3.7 QUALIFICATION OF DIRECTORS. No person elected to serve as a director of the Corporation shall assume office and begin serving unless and until duly qualified to serve, as determined by reference to the Code, the Articles of Incorporation, and any further eligibility requirements established in these Bylaws.


                                 ARTICLE FOUR

                      MEETINGS OF THE BOARD OF DIRECTORS

      4.1 REGULAR MEETINGS. A regular meeting of the Board of Directors shall be held in conjunction with each annual meeting of stockholders. In addition, the Board of Directors may, by prior resolution, hold regular meetings at other times.

      4.2 CHAIRMAN OF THE BOARD. The Chairman of the Board (if there be one) shall preside at and serve as chairman of meetings of the stockholders and of the Board of Directors (unless another person is selected under Section
2.9 to act as chairman). The Chairman of the Board shall perform other duties and have other authority as may from time to time be delegated by the Board of Directors.

      4.3 SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer or any two directors in office at that time.

      4.4 PLACE OF MEETINGS. Directors may hold their meetings at any place in or outside the State of Georgia that the Board of Directors may establish from time to time.

      4.5 NOTICE OF MEETINGS. Directors need not be provided with notice of any regular meeting of the Board of Directors. Unless waived in accordance with Section 4.11, the Corporation shall otherwise give at least three days' notice to each director of the date, time, and place of each special meeting. Notice of a meeting shall be deemed to have been given to any director in attendance at any prior meeting at which the date, time, and place of the subsequent meeting was announced.

      4.6 QUOROM. At meetings of the Board of Directors, the greater of (a) a majority of the directors then in office, or (b) one-third of the number of directors fixed in accordance with these Bylaws shall constitute a quorum for the transaction of business.

      4.7 VOTE REQUIRED FOR ACTION. If a quorum is present when a vote is taken, the vote of a majority of the directors present at the time of the vote will be the act of the Board of Directors, unless the vote of a greater number is required by the Code, the Articles of Incorporation, or these Bylaws. A director who is present at a meeting of the Board of Directors when corporate action is taken is deemed to have assented to the action taken unless (a) he or she objects at the beginning of the meeting (or promptly upon his or her arrival) to holding the meeting or transacting business at it; (b) his or her dissent or abstention from the action taken is entered in the minutes of the meeting; or (c) he or she delivers written notice of dissent or abstention to the presiding officer of the meeting before its adjournment or to the Corporation immediately after adjournment of the meeting. The right of dissent or abstention is not available to a director who votes in favor of the action taken.

      4.8 PARTICIPATION BY CONFERENCE TELEPHONE. Members of the Board of Directors may participate in a meeting of the Board by means of conference telephone or similar communications equipment through which all persons participating may hear and speak to each other. Participation in a meeting pursuant to this Section 4.8 shall constitute presence in person at the meeting.

      4.9 ACTION BY DIRECTORS WITHOUT A MEETING. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if a written consent, describing the action taken, is signed by each director and delivered to the Corporation for inclusion in the minutes or filing with the corporate records. The consent may be executed in counterparts, and shall have the same force and effect as a unanimous vote of the Board of Directors at a duly convened meeting.

      4.10 ADJOURNMENTS. A meeting of the Board of Directors, whether or not a quorum is present, may be adjourned by a majority of the directors present to reconvene at a specific time and place. It shall not be necessary to give notice to the directors of the reconvened meeting or of the business to be transacted, other than by announcement at the meeting that was adjourned, unless a quorum was not present at the meeting that was adjourned, in which case notice shall be given to directors in the same manner as for a special meeting. At any such reconvened meeting at which a quorum is present, any business may be transacted that could have been transacted at the meeting that was adjourned.

      4.11 WAIVER OF NOTICE. A director may waive any notice required by the Code, the Articles of Incorporation, or these Bylaws before or after the date and time of the matter to which the notice relates, by a written waiver signed by the director and delivered to the Corporation for inclusion in the minutes or filing with the corporate records. Attendance by a director at a meeting shall constitute waiver of notice of the meeting, except where a director at the beginning of the meeting (or promptly upon his or her arrival) objects to holding the meeting or to transacting business at the meeting, and does not thereafter vote for or assent to action taken at the meeting.


                                 ARTICLE FIVE

                                   OFFICERS

      5.1 OFFICERS. The Board of Directors, as soon as may be possible after the election thereof held each year, shall elect or appoint a President, a Secretary and a Treasurer, and may also elect or appoint a Chief Executive Officer and a Chief Financial Officer. The Board of Directors may also elect a Chairman of the Board from among its members. The Board of Directors from time to time may create and establish the duties of other officers and may elect or appoint, or authorize specific senior officers to appoint, the person who shall hold other offices, including one or more Vice Presidents (including Executive Vice Presidents, Senior Vice Presidents, Assistant Vice Presidents, and the like), one or more Assistant Secretaries, and one or more Assistant Treasurers. Whether or not so provided by the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the President or the Chief Financial Officer may appoint one or more Assistant Secretaries and one or more Assistant Treasurers. Any two or more offices may be held by the same person except that no person may hold both the offices of President and Secretary.

      5.2 TERM. Each officer shall serve at the pleasure of the Board of Directors (or, if appointed by the Chief Executive Officer, President, Chief Financial Officer or a senior officer pursuant to this Article Five, at the pleasure of the Board of Directors, the Chief Executive Officer, President, Chief Financial Officer, or the senior officer authorized to have appointed the officer) until his death, resignation, or removal, or until his replacement is elected or appointed in accordance with this Article Five.

      5.3 COMPENSATION. The compensation of all officers of the Corporation shall be fixed by the Board of Directors or by a committee or officer appointed by the Board of Directors. Officers may serve without compensation.

      5.4 REMOVAL. All officers (regardless of how elected or appointed) may be removed, with or without cause, by the Board of Directors, and any officer appointed by the Chief Executive Officer, President, Chief Financial Officer or another senior officer may also be removed, with or without cause, by the Chief Executive Officer, President, Chief Financial Officer or by any senior officer authorized to have appointed the officer to be removed. Removal will be without prejudice to the contract rights, if any, of the person removed, but shall be effective notwithstanding any damage claim that may result from infringement of such contract rights.

      5.5 CHAIRMAN OF THE BOARD. The Chairman of the Board (if there be one) shall preside at and serve as chairman of meetings of the stockholders and of the Board of Directors (unless another person is selected under Section
2.9 to act as Chairman). The Chairman of the Board shall perform other duties and have other authority as may from time to time be delegated by the Board of Directors.

      5.6 CHIEF EXECUTIVE OFFICER. The Chief Executive Officer (if there be one) shall be charged with the general and active management of the Corporation, shall see that all orders and resolutions of the Board of Directors are carried into effect, shall have the authority to select and appoint employees and agents of the Corporation, and shall, in the absence or disability of the Chairman of the Board, perform the duties and exercise the powers of the Chairman of the Board. The Chief Executive Officer shall also be responsible for the development, establishment, and implementation of the policy and strategic initiatives for the Corporation. The Chief Executive Officer shall perform any other duties and have any other authority as may be delegated from time to time by the Board of Directors, and shall be subject to the limitations fixed from time to time by the Board of Directors.

      5.7 PRESIDENT. If there shall be no separate Chief Executive Officer of the Corporation, then the President shall be the chief executive officer of the Corporation, with the duties and authority provided in Section 5.6. The President shall perform such other duties and have such other authority as may from time to time be delegated by the Board of Directors. In the absence or disability of the Chief Executive Officer, the President shall perform the duties and exercise the powers of the Chief Executive Officer.

      5.8 CHIEF FINANCIAL OFFICER. The Chief Financial Officer shall have the legal custody of the corporate funds and securities and shall keep or cause to be kept full and accurate accounts of receipts and disbursements and other appropriate accounting records in books belonging to the Corporation and shall deposit all funds and other valuable items in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. He shall render to the Chairman of the Board and the Board of Directors, at its regular meetings, or when the Chairman of the Board or the Board of Directors so requires, an account of all his transactions as Chief Financial Officer and of the financial condition of the Corporation. If required by the Board of Directors, he shall give the Corporation a bond in such sum, or such conditions, and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office.

      5.9 VICE PRESIDENT. The Vice President (if there be one) shall, in the absence or disability of the President, perform the duties and exercise the powers of the President, whether the duties and powers are specified in these Bylaws or otherwise. If the Corporation has more than one Vice President, the one designated by the Board of Directors shall act in the event of the absence or disability of the President. Vice Presidents shall perform any other duties and have any other authority as from time to time may be delegated by the Board of Directors, the Chief Executive Officer, the President, or the Chief Financial Officer.

      5.10 SECRETARY. The Secretary shall be responsible for preparing minutes of the meetings of stockholders, directors, and committees of directors, and for authenticating records of the Corporation. The Secretary or any Assistant Secretary shall have authority to give all notices required by law or these Bylaws. The Secretary shall be responsible for the custody of the corporate books, records, contracts, and other documents. The Secretary or any Assistant Secretary may affix the corporate seal to any lawfully executed documents requiring it, may attest to the signature of any officer of the Corporation, and shall sign any instrument that requires the Secretary's signature. The Secretary or any Assistant Secretary shall perform any other duties and have any other authority as from time to time may be delegated by the Board of Directors, the Chief Executive Officer, the President, or the Chief Financial Officer.

      5.11 TREASURER. Unless otherwise provided by the Board of Directors, the Treasurer shall be responsible for the custody of all funds and securities belonging to the Corporation and for the receipt, deposit, or disbursement of these funds and securities under the direction of the Board of Directors. The Treasurer shall cause full and true accounts of all receipts and disbursements to be maintained, and shall make reports of these receipts and disbursements to the Board of Directors, the Chief Executive Officer, the President, and the Chief Financial Officer upon request. The Treasurer or Assistant Treasurer shall perform any other duties and have any other authority as from time to time may be delegated by the Board of Directors, the Chief Executive Officer, the President, or the Chief Financial Officer.

                                  ARTICLE SIX

                          DISTRIBUTIONS AND DIVIDENDS

      Unless the Articles of Incorporation provides otherwise, the Board of Directors, from time to time in its discretion, may authorize or declare distributions or share dividends in accordance with the Code.


                                 ARTICLE SEVEN

                                    SHARES

      7.1 SHARE CERTIFICATES. The interest of each stockholder in the Corporation shall be evidenced by a certificate or certificates representing shares of the Corporation, which shall be in such form as the Board of Directors from time to time may adopt in accordance with the Code. Share certificates shall be in registered form and shall indicate the date of issue, the name of the Corporation, the name of the stockholder, and the number and class of shares and designation of the series, if any, represented by the certificate. Each certificate shall be signed by the President or a Vice President (or in lieu thereof, by the Chairman of the Board, Chief Executive Officer or the Chief Financial Officer, if there be any) and may be signed by the Secretary or an Assistant Secretary.

      7.2 RIGHTS OF CORPORATION WITH RESPECT TO REGISTERED OWNERS. Prior to due presentation for transfer of registration of its shares, the Corporation may treat the registered owner of the shares (or the beneficial owner of the shares to the extent of any rights granted by a nominee certificate on file with the Corporation pursuant to any procedure that may be established by the Corporation in accordance with the Code) as the person exclusively entitled to vote the shares, to receive any dividend or other distribution with respect to the shares, and for all other purposes; and the Corporation shall not be bound to recognize any equitable or other claim to or interest in the shares on the part of any other person, whether or not it has express or other notice of such a claim or interest, except as otherwise provided by law.

      7.3 TRANSFERS OF SHARES. Transfers of shares shall be made upon the books of the Corporation kept by the Corporation or by the transfer agent designated to transfer the shares, only upon direction of the person named in the certificate or by an attorney lawfully constituted in writing. Before a new certificate is issued, the old certificate shall be surrendered for cancellation or, in the case of a certificate alleged to have been lost, stolen, or destroyed, the provisions of Section 7.5 of these Bylaws shall have been complied with.

      7.4 DUTY OF CORPORATION TO REGISTER TRANSFER. Notwithstanding any of the provisions of Section 7.3 of these Bylaws, the Corporation is under a duty to register the transfer of its shares only if: (a) the share certificate is endorsed by the appropriate person or persons; (b) reasonable assurance is given that each required endorsement is genuine and effective; (c) the Corporation has no duty to inquire into adverse claims or has discharged any such duty; (d) any applicable law relating to the collection of taxes has been complied with; (e) the transfer is in fact rightful or is to a bona fide purchaser; and (f) the transfer is in compliance with applicable provisions of any transfer restrictions of which the Corporation shall have notice.

      7.5 LOST, STOLEN, OR DESTROYED CERTIFICATES. Any person claiming a share certificate to be lost, stolen, or destroyed shall make an affidavit or affirmation of this claim in such a manner as the Corporation may require and shall, if the Corporation requires, give the Corporation a bond of indemnity in form and amount, and with one or more sureties satisfactory to the Corporation, as the Corporation may require, whereupon an appropriate new certificate may be issued in lieu of the one alleged to have been lost, stolen, or destroyed.

      7.6 Fixing of Record Date. For the purpose of determining stockholders (a) entitled to notice of or to vote at any meeting of stockholders or, if necessary, any adjournment thereof, (b) entitled to receive payment of any distribution or dividend, or (c) for any other proper purpose, the Board of Directors may fix in advance a date as the record date. The record date may not be more than 60 days (and, in the case of a notice to stockholders of a stockholders' meeting, not less than 10 days) prior to the date on which the particular action, requiring the determination of stockholders, is to be taken. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting, unless the Board of Directors shall fix a new record date for the reconvened meeting, which it must do if the meeting is adjourned to a date more than 30 days after the date fixed for the original meeting.

      7.7 RECORD DATE IF NONE FIXED. If no record date is fixed as provided in Section 7.6, then the record date for any determination of stockholders that may be proper or required by law shall be, as appropriate, the date on which notice of a stockholders' meeting is mailed, the date on which the Board of Directors adopts a resolution declaring a dividend or authorizing a distribution, or the date on which any other action is taken that requires a determination of stockholders.

                                 ARTICLE EIGHT

                                INDEMNIFICATION

      8.1 ACTION BY PERSONS OTHER THAN THE CORPORATION. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee, or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another Corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, that the person had reasonable cause to believe that his conduct was unlawful.

      8.2 ACTIONS BY OR IN THE NAME OF THE CORPORATION. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation. Notwithstanding the foregoing, no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of Georgia or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery of Georgia or such other court shall deem proper.

      8.3 SUCCESSFUL DEFENSE. To the extent that a director, officer, employee, or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in Sections 8.1 and 8.2, or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

      8.4 AUTHORIZATION OF INDEMNIFICATION. Any indemnification under Sections 8.1 and 8.2 (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee, or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Sections 8.1 and 8.2. Such determination shall be made: (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit, or proceeding; (2) if such quorum is not obtainable, or, even if obtainable, if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or (3) by the stockholders.

      8.5 PREPAYMENT OF EXPENSES. Expenses incurred in defending a civil or criminal action, suit, or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit, or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee, or agent to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article Eight.

      8.6 NON-EXCLUSIVE RIGHT. The indemnification and advancement of expenses provided by, or granted pursuant to, the other Sections of this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

      8.7 INSURANCE. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article.

      8.8 CONSTITUENT CORPORATIONS TO MERGER. For purposes of this Article, references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees, or agents, so that any person who is or was a director, officer, employee, or agent of such constituent corporation or a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

      8.9 DEFINITIONS. For purposes of this Article, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee, or agent of the Corporation which imposes duties on, or involves services by, such its director, officer, employee, or agent with respect to an employee benefit plan, its participants, or its beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article.

      8.10 CONTINUATION OF INDEMNIFICATION. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

      8.11 CHANGES IN LAW. In the event the Code is amended following the date of the latest modification, amendment, or revision of this Article so as to permit indemnification by the Corporation of any person to a greater extent (either as to matters or persons which may be the subject of indemnity) than permitted in this Article, then the Board of Directors shall have the power to authorize such greater indemnification in accordance with the amended provisions of the Code.

      8.12 OTHER PERMITTED INDEMNIFICATION. Whether or not required or permitted by the foregoing provisions of this Article, the Corporation shall indemnify any person against any other losses, damages, expenses (including attorneys' fees and other costs of defense), judgments, fines, and amounts paid in settlement which result from the fact that such person is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another Corporation, partnership, joint venture, trust, or other enterprise, if the Board of Directors finds, in its sole discretion, that such indemnity is appropriate in view of all of the facts and circumstances involved, unless such indemnity, in the opinion of counsel, is prohibited by law.

      8.13 AMENDMENT. Any amendment to this Article Eight that limits or otherwise adversely affects the right of indemnification, advancement of expenses, or other rights of any person indemnified hereunder (an "Indemnified Person") shall, as to such Indemnified Person, apply only to proceedings based on actions, events, or omissions (collectively, "Post Amendment Events") occurring after such amendment and after delivery of notice of such amendment to the Indemnified Person so affected. Any Indemnified Person shall, as to any proceeding based on actions, events, or omissions occurring prior to the date of receipt of such notice, be entitled to the right of indemnification, advancement of expenses, and other rights under this Article Eight to the same extent as if such provisions had continued as part of the Bylaws of the Corporation without such amendment. This Section 8.13 cannot be altered, amended, or repealed in a manner effective as to any Indemnified Person (except as to Post Amendment Events) without the prior written consent of such Indemnified Person.

      8.14 SEVERABILITY. Each of the Sections of this Article Eight, and each of the clauses set forth herein, shall be deemed separate and independent, and should any part of any such Section or clause be declared invalid or unenforceable by any court of competent jurisdiction, such invalidity or unenforceability shall in no way render invalid or unenforceable any other part thereof or any separate Section or clause of this Article Eight that is not declared invalid or unenforceable.

                                 ARTICLE NINE

                                 MISCELLANEOUS

      9.1 INSPECTION OF BOOKS AND RECORDS. The Board of Directors shall have the power to determine which accounts, books, and records of the Corporation shall be available for stockholders to inspect or copy, except for those books and records required by the Code to be made available upon compliance by a stockholder with applicable requirements, and shall have the power to fix reasonable rules and regulations (including confidentiality restrictions and procedures) not in conflict with applicable law for the inspection and copying of accounts, books, and records that by law or by determination of the Board of Directors are made available.

      9.2 FISCAL YEAR. The Board of Directors is authorized to fix the fiscal year of the Corporation and to change the fiscal year from time to time as it deems appropriate.

      9.3 CORPORATE SEAL. The corporate seal will be in such form as the Board of Directors may from time to time determine. The Board of Directors may authorize the use of one or more facsimile forms of the corporate seal. The corporate seal need not be used unless its use is required by law, by these Bylaws, or by the Articles of Incorporation.

      9.4 NOTICE. (a) Whenever these Bylaws require notice to be given to any stockholder or to any director, the notice may be given by mail, in person, by courier delivery, by telephone, or by telecopier, telegraph, or similar electronic means. Whenever notice is given to a stockholder or director by mail, the notice shall be sent by depositing the notice in a post office or letter box in a postage-prepaid, sealed envelope addressed to the stockholder or director at his or her address as it appears on the books of the Corporation. Any such written notice given by mail shall be effective:
(i) if given to stockholders, as such, at the time the same is deposited in the United States mail; and (ii) in all other cases, at the earliest of (x) when delivered, properly addressed, to the addressee's last known principal place of business or residence, (y) three days after its deposit in the mail, as evidenced by the postmark, if mailed with first-class postage prepaid and correctly addressed, or (z) on the date shown on the return receipt, if sent by registered or certified mail, return receipt requested, and the receipt is signed by or on behalf of the addressee. Whenever notice is given to a stockholder or director by any means other than mail, the notice shall be deemed given when received.

      (b) In calculating time periods for notice, when a period of time measured in days, weeks, months, years, or other measurement of time is prescribed for the exercise of any privilege or the discharge of any duty, the first day shall not be counted but the last day shall be counted.

                                 ARTICLE TEN

                                  AMENDMENTS

      Except as otherwise provided under the Code or the Articles of Incorporation, the Board of Directors shall have the power to alter, amend, or repeal these Bylaws or adopt new Bylaws. Any Bylaws adopted by the Board of Directors may be altered, amended, or repealed, and new Bylaws adopted, by the stockholders. The stockholders may prescribe in adopting any Bylaw or Bylaws that the Bylaw or Bylaws so adopted shall not be altered, amended, or repealed by the Board of Directors.


                                                    Dated:  September 12, 1997